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                                                                    EXHIBIT 10.8

                           LEASE SETTLEMENT AGREEMENT

     LEASE SETTLEMENT AGREEMENT relating to a lease dated September 1, 1991 between One Union Street Realty Trust, as the Landlord and Carlisle Plastics, Inc. as the Tenant. Such lease was most recently amended by Addendum #2 on November 22, 1994.

     Whereas, Landlord and Tenant have agreed to terminate such Lease in recognition of the occupancy of the premises which are the subject of the lease by another party.

     Now therefore, Landlord and Tenant acknowledge and agree as follows:

          1. Tenant shall pay the sum of $124,879 on or before December 31, 1994 as consideration for its release of any and all existing and future obligations under the said Lease, as amended.

          2. In consideration of such payment, Landlord grants to tenant a complete release of its obligations under said lease and acknowledges that tenant shall have no future responsibilities for the premises and shall not be required to make any further payments under said lease. Said lease is hereby terminated.

     IN WITNESS THEREOF, Landlord and Tenant have caused this instrument to be executed under seal this 20th day of December, 1994.

Landlord:
                                            Tenant:
ONE UNION STREET REALTY TRUST
                                            CARLISLE PLASTICS, INC.

       /S/ WILLIAM H. BINNIE                     /S/ PATRICK J. O'LEARY
By ..................................       By ...........................
    William H. Binnie, Trustee                 Patrick J. O'Leary, C.F.O.